Exhibit 99.1

AdEx Media, Inc. Announces Schedule for 3Q Results

and Investor Conference Call

Mountain View, CA – November 11, 2009- AdEx Media, Inc. (OTCBB:ADXM), a leading performance-driven, online marketing and distribution company, today announced that it  will release results for the third quarter ended September 30, 2009, on Thursday, November 12, 2009.

The Company will host an investor conference call on Friday, November 13, 2009, at 11:30 AM Eastern Time for a review of operations, financials and management discussion.
US dialers: (877) 407-8031; International dialers (201) 689-8031.  Interested parties may also listen via the Internet at www.investorcalendar.com and at www.adexmedia.com. The call will be available for replay for 30 days by dialing (877)-660-6853 (US dialers); (201)-612-7415 (International dialers), and entering the replay pass code 286 # and conference ID#337665 and on investorcalendar.com.

About AdEx Media, Inc.

AdEx is an integrated Internet marketing and lead generation publisher and developer, manufacturer, and marketer of consumer products with a focus on both marketing and distributing its own products and offering advertising customers a multi-channel Internet advertising network and broader solutions for direct advertisers and agencies. AdEx's marketing platform provides a range of services including (i) search marketing; (ii) display marketing; (iii) lead generation; and (iv) affiliate marketing. AdEx offers advertisers a compelling value proposition by offering true pay-per-performance pricing, commonly known as cost-per-action (CPA) or pay-per-action (PPA).

For more information about AdEx Media, visit http://www.Adex.com.

Investor Contact:
Boutcher&Boutcher
Aimee Boutcher
aboutcher@aol.com
(973) 239-2878